Exhibit 23.2




                           CONSENT OF BDO SEIDMAN, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Electroglas, Inc
San Jose, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (Amendment No. 2) of our reports dated August 25, 2006, relating to the consolidated financial statements of Electroglas, Inc. as of May 31, 2006 and 2005, and for the year and five month periods then ended and the effectiveness of Electroglas Inc.'s internal control over financial reporting as of May 31, 2006, appearing in the Company's Annual Report on Form 10-K.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

San Jose, California
April 18, 2007

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